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                                                                     Exhibit 3.2

                      COLONY RESORTS LVH ACQUISITIONS, LLC

                       LIMITED LIABILITY COMPANY AGREEMENT

          This Limited Liability Company Agreement (this "Agreement") is enacted as of December 22, 2003 between Colony Resorts LVH Holdings, LLC, a Delaware limited liability company (the "Sole Member") and Colony Resorts LVH Acquisitions, LLC, a Nevada limited liability company (the "Company"). The Sole Member and any other Members admitted from time to time in accordance with the terms hereof are individually referred to herein as a "Member" and collectively referred to herein as the "Members".

                                   WITNESSETH:

          WHEREAS, the Sole Member has decided to form a limited liability company under Title 7, Chapter 86 (Limited Liability Companies) of the Nevada Revised Statutes (the "Act");

          WHEREAS, the Sole Member wishes to set forth, among other things, how the business and affairs of the Company shall be managed.

          NOW, THEREFORE, the undersigned hereby agree as follows:

1.   Formation and Name.

          The undersigned do hereby form a limited liability company under the Act. The name of the limited liability company is Colony Resorts LVH Acquisitions, LLC. The business of the Company may be conducted under any other name deemed necessary or desirable by the Members in order to comply with local law.

          The undersigned resolve to form and continue the Company as a limited liability company pursuant to the provisions of the Act and of this Agreement and resolve that its rights and liabilities shall be as provided in the Act for members except as provided herein.

2.   Business.

          The Company is formed for the object and purpose of, and the Company's business is, to engage in any and all lawful acts and activities for which limited liability companies may be organized under the Act and to engage in any and all activities necessary or incidental to the foregoing.

3.   Principal Place of Business.

The principal office of the Company shall be located at 1999 Avenue of the Stars, Suite 1200, Los Angeles, CA 90067 or such other place as the Sole Member may designate from time to time.

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4.   Duration.

          The Company shall continue in existence perpetually unless the Company is dissolved and its affairs wound up in accordance with the Act or this Agreement. The Members may terminate this Agreement and dissolve the Company at any time.

5.   Fiscal Year.

          The fiscal year of the Company shall begin on January 1 of each year and end on December 31 of that year.

6.   Members.

          Unless other Members are admitted pursuant to the terms hereof, the Sole Member shall be the sole member of the Company. The Members hereby resolve to operate the Company in accordance with the terms of this Agreement.

          The Sole Member shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including, without limitation, all powers, statutory or otherwise, possessed by members of limited liability companies under the laws of the State of Nevada.

7.   Management.

          (a)   Managers.

          (i) Election of the Managers. The Managers shall be elected by the Sole Member of the Company. As of the date hereof and subject to the terms set forth herein, Nicholas L. Ribis and Thomas J. Barrack, Jr. shall be the Managers of the Company.

          (ii) Duration of Office. Each of the Managers shall, except as hereinafter provided, hold office until a successor is elected and qualify by the Sole Member.

          (iii) Removal and Resignation of Sole Manager. Each of the Managers may be removed, with or without cause, by the written consent of the Sole Member and the office of the removed Manager shall forthwith become vacant. Each of the Managers may resign at any time. Such resignation shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Company.

          (iv) Decision of the Managers. All decisions or actions of each of the Managers relating to the business and affairs of the Company are subject to approval by the Sole Member of the Company including, without limitation, (A) decisions or actions requiring the unanimous approval of the Members as provided by non-waivable provisions of the Act or applicable law, (B) exercising control over the powers of the Company (C) all decisions and actions for the Company that are necessary or appropriate to carry out the purposes for which the Company is being formed under this Agreement and to further the interests of the Members.

          (b)   Delegation of Authority and Duties.

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          (i)   Subject to approval by the Sole Member of the Company as
required by Section 7(a)(iv) hereto, each of the Managers shall have the authority and duties in the management of the Company as are normally associated with the chief executive officer of an entity and shall have the power to act, in the name and on behalf of the Company, to do all things reasonably necessary for the performance of the Company's day-to-day operations.

          (ii) Subject to approval by the Sole Member of the Company as required by Section 7(a)(iv) hereto, each of the Managers may appoint and elect (as well as remove or replace with or without cause), as he deems necessary, Managing Directors, Vice Presidents, a Treasurer or Chief Financial Officer and a Secretary of the Company (collectively, but excluding the Chief Executive Officer and the President, the "Officers"). The compensation, if any, of the Officers shall be determined by the Sole Member. The Officers shall perform such duties and may exercise such powers as may be assigned to them by the Managers.

          (iii) Subject to approval by the Sole Member of the Company as required by Section 7(a)(iv) hereto, if the title of any person authorized to act on behalf of the Company under this Section 7(b) is one commonly used for officers of a business corporation formed under the Nevada Revised Statutes, the assignment of such title shall constitute the delegation to such person of the authority and duties that are normally associated with that office, subject to any specific delegation of, or restriction on, authority and duties made pursuant to this Section 7(b). Any number of titles may be held by the same person. Any delegation pursuant to this Section 7(b) may be revoked at any time by the Sole Member.

          (iv) Unless authorized to do so by the Sole Member, no Officer shall have any power or authority to bind the Company in any way, to pledge its credit, or to render it liable pecuniarily for any purpose.

8.   Capital Contributions.

          Capital contributions shall be made in cash or in other assets as may be agreed by the Sole Member.

9.   Allocations of Profits and Losses/Distributions.

          All profits and losses of the Company shall be allocated to the Sole Member. All distributions by the Company shall be allocated in the same proportion as profits and losses.

10.  Tax Status.

          It is intended that the Company shall be treated as a partnership for federal, state, and local income tax purposes, and the Members shall take all action necessary to qualify for and receive such tax treatment.

11.  New Members/Transfers.

          New members of the Company may be admitted only with the consent of the Sole Member. In the event of such admission, this Agreement shall be amended and/or restated, as

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determined by the Sole Member. No Member may sell, assign, pledge, hypothecate or otherwise transfer his or her interest in the Company without the consent of the Sole Member.

12.  Withdrawals.

          Subject to the requirements of applicable law, the Members may withdraw all or a portion of their capital from the Company at any time. Withdrawals may be in cash or in securities or other instruments held by the Company.

13.  Limited Liability of Members.

          The Members in their capacity as a Member shall not be liable for any debts, obligations or liabilities of the Company.

14.  Liquidation and Dissolution.

          Except as otherwise provided in this Section 14, the Company shall continue in perpetuity. The Company shall be dissolved and its affairs wound up upon the first to occur of the following:

          (i) The sale, transfer or other disposition of all or substantially all the assets of the Company;

          (ii)  The written consent of the Sole Member to dissolve the Company;
or

          (iii) The entry of a decree of judicial dissolution under the Act.

15.  Winding up Affairs and Distribution of Assets.

          (a) Upon a winding up of the Company, the Sole Member shall be the liquidating Member (the "Liquidating Member") and shall proceed to wind up the affairs of the Company, liquidate the remaining property and assets of the Company and wind-up and terminate the business of the Company. The Liquidating Member shall cause a full accounting of the assets and liabilities of the Company to be taken and shall cause the assets to be liquidated and the business to be wound up as promptly as possible by either or both of the following methods: (1) selling the Company assets and distributing the net proceeds therefrom (after the payment of Company liabilities) to each Member in accordance with Section 9 hereof; or (2) distributing the Company assets to the Members in kind in accordance with Section 9 hereof (after adequate provision for all liabilities and expenses shall have been made).

          (b) If the Company shall employ method (1) as set forth in Section 15(a) in whole or part as a means of liquidation, then the proceeds of such liquidation shall be applied in the following order of priority: (i) first, to the expenses of such liquidation; (ii) second, to the debts and liabilities of the Company to third parties, if any, in the order of priority provided by law;
(iii) third, a reasonable reserve shall be set up to provide for any contingent or unforeseen liabilities or obligations of the Company to third parties (to be held and disbursed, at the discretion of the Liquidating Member, by an escrow agent selected by the Liquidating Member) and at the expiration of such period as the Liquidating Member may deem advisable, the balance

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remaining in such reserve shall be distributed as provided herein; (iv) fourth, to debts of the Company to the Members; and (v) fifth, to the Members in accordance with Section 9.

          (c) In connection with the liquidation of the Company, the Members severally, jointly, or in any combination upon which they may agree, shall have the first opportunity to make bids or tenders for all or any portion of the assets of the Company, and such assets shall not be sold to an outsider except only for a price higher than the highest and best bid of a single Member, the Members jointly, or a combination of Members. Any bid made by a Member or Members for all or any portion of the assets shall be made, if at all, within thirty (30) days after the Liquidating Member or any other Member shall have requested such bids. A copy of each bid shall be delivered by the Liquidating Member to each Member. Unless otherwise agreed by all Members, no Member shall be entitled to raise its bid after submission thereof, whether in response to a bid received by the Company from any other Member or third party, or otherwise.

16.  Amendments.

          The Members may amend this Agreement at any time by written instrument signed by the Members and filed with the books and records of the Company. Pending any replacement or amendment of this Agreement, it is intended that the provisions of the Act be controlling as to any matters not set forth in this Agreement.

17.  Miscellaneous.

          (a) Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          (b) Captions. All captions used in this Agreement are for convenience only and shall not affect the meaning or construction of any provision hereof.

          (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

          (d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Members and their respective successors and assigns.

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          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                        Colony Resorts LVH Holdings, LLC


                                        By:    /s/ Jonathan H. Grunzweig
                                            ------------------------------------
                                        Name:  Jonathan H. Grunzweig
                                        Title: Vice President

                                        Colony Resorts LVH Acquisitions, LLC


                                        By:    /s/ Nicholas L. Ribis
                                            ------------------------------------
                                        Name:  Nicholas L. Ribis
                                        Title: Manager

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